EXHIBIT 99.1

Vanguard Reports Third Quarter Results

NASHVILLE, Tenn.—May 12, 2003 -- Vanguard Health Systems, Inc. (the “Company” or “Vanguard”) today announced results for the third quarter ended March 31, 2003.  “We have continued our in-market business development initiatives and capital investment plans and remain excited about the prospects for continued growth and leadership in those markets,” commented Charles N. Martin, Jr., Chairman and Chief Executive Officer.  “Since the beginning of our partnership with Baptist Health System of San Antonio, we have made significant progress in integrating the operations while continuing to deliver high quality health care to the San Antonio community.”

For the quarter ended March 31, 2003, total revenues were $402.4 million, an increase of $166.5 million or 70.6% from the prior year period.  Patient service revenues and health plan premium revenues increased $161.6 million and $4.9 million, respectively, from the prior year period.

Income before income taxes increased by $3.6 million or 51.4% to $10.6 million for the quarter ended March 31, 2003, from $7.0 million for the prior year period.  Net income for the quarter ended March 31, 2003 was $6.6 million, an increase of $0.2 million from the prior year period.  For the quarter ended March 31, 2003, income tax expense was $4.0 million, an effective tax rate of 37.3%, compared to $0.6 million, an effective tax rate of 8.8%, for the prior year period.  The Company expects its future effective tax rate to approximate 40%, the full statutory rate.

EBITDA increased to $32.9 million for the quarter ended March 31, 2003 compared to $22.9 million for the prior year period, an increase of $10.0 million or 43.7%.  A reconciliation of EBITDA to income before income taxes as determined in accordance with generally accepted accounting principles for the quarters ended March 31, 2002 and 2003 is included in the supplemental financial information attached to this earnings release.

The consolidated operating results for the quarter ended March 31, 2003, reflect an 81.2% increase in discharges and an 87.6% increase in patient days compared to the prior year period.  On a same hospital basis, discharges increased by 2.2% during the quarter ended March 31, 2003.

For the nine months ended March 31, 2003, total revenues were $937.6 million, an increase of $271.3 million or 40.7% from the prior year period.  Patient service revenues and health plan premium revenues increased $245.0 million and $26.3 million, respectively, from the prior year period.

Income before income taxes increased by $13.5 million to $19.0 million for the nine months ended March 31, 2003, compared to $5.5 million for the prior year period.  Net income increased to $11.6 million for the nine months ended March 31, 2003, compared to $4.8 million for the prior year period.  During the nine months ended March 31, 2002, the Company incurred debt extinguishment costs of $6.6 million related primarily to the refinancing of its credit facility debt and the termination of an interest rate collar agreement.  For the nine months ended March 31, 2003, income tax expense was $7.4 million, an effective tax rate of 38.9%, compared to $0.6 million, an effective tax rate of 11.7%, for the prior year period.  The Company expects its future effective tax rate to approximate 40%, the full statutory rate.

EBITDA increased to $75.0 million for the nine months ended March 31, 2003 compared to $55.4 million for the prior year period.  A reconciliation of EBITDA to income before taxes as determined in accordance with generally accepted accounting principles for the nine months ended March 31, 2002 and 2003 is included in the supplemental financial information attached to this earnings release.

The consolidated operating results for the nine months ended March 31, 2003, reflect a 42.6% increase in discharges and a 45.2% increase in patient days compared to the prior year period.  On a same hospital basis, discharges increased by 2.2% during the nine months ended March 31, 2003.

On January 3, 2003, the Company purchased the five acute care hospitals aggregating 1,537 beds and related health care businesses of Baptist Health System in San Antonio, Texas.  The purchase price was $295.0 million, payable $247.0 million in cash and $48.0 million in the convertible subordinated debt, convertible preferred stock and common stock securities of the Company or its subsidiaries.  In addition, the Company assumed certain of the seller’s current liabilities as of the closing date related to the assets purchased.  The Company funded the cash portion of the purchase price with proceeds from an expanded credit facility, from private sales of its common stock to existing shareholders and with available cash.

The Company is in the process of constructing West Valley Medical Center, a 73-bed acute care hospital located in the West Valley of metropolitan Phoenix, Arizona.  The construction remains on schedule for the hospital’s expected opening during August 2003.  This hospital will give the Company a direct market presence in a fast-growing area of the Phoenix market.

The Company will host a conference call for investors at 11:00 am EDT on May 13, 2003.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of the Company’s Web site at www.vanguardhealth.com by clicking on Third Quarter Webcast.  If you are unable to participate during the live webcast, the call will be available on a replay basis on the Company’s Web site www.vanguardhealth.com.  To access the replay, click on Third Quarter Webcast on the Company’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

At March 31, 2003, Vanguard Health Systems, Inc. owned and operated 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California and San Antonio, Texas.  The Company’s strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, the Company’s high degree of leverage; the Company’s ability to incur substantially more debt; operating and financial restrictions in the Company’s debt agreements; the Company’s ability to successfully implement its business strategies; the Company’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the health care business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain health care costs;  the availability and terms of capital to fund the expansion of the Company’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in the Company’s filings from time to time with the Securities and Exchange Commission, including, among others, the Company’s annual reports on Form 10-K and its quarterly reports on Form 10-Q.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company’s results of operations and financial condition.  The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In thousands)

	Three months ended March 31,
	2002		2003

Patient service revenues	$186,775	79.2%	$348,390	86.6%
Premium revenues	49,110	20.8	54,038	13.4

Total revenues	235,885	100.0	402,428	100.0

Costs and Expenses:
Salaries and benefits	99,118	42.0	175,264	43.6
Supplies	30,040	12.7	66,352	16.5
Medical claims expense	34,935	14.8	40,473	10.0
Insurance	2,937	1.2	8,538	2.1
Other operating expenses	34,017	14.4	53,773	13.4
Provision for doubtful accounts	11,927	5.1	24,179	6.0
Depreciation and amortization	8,672	3.7	12,905	3.2
Interest, net	7,194	3.1	10,351	2.6
Debt extinguishment costs	–	0.0	–	0.0

Total costs and expenses	228,840	97.0	391,835	97.4

Income before income taxes	7,045	3.0	10,593	2.6
Income tax expense	620	0.3	3,950	1.0

Net income	6,425	2.7	6,643	1.6
Preferred dividends	(455)	(0.2)	(960)	(0.2)

Net income attributable to common stockholders	$5,970	2.5%	$5,683	1.4%

EBITDA (a)	$22,976		$32,901

(a)  EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation, amortization, minority interests, gain or loss on the sale of assets, equity method income or loss and debt extinguishment costs.
      EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In thousands)

	Nine months ended March 31,
	2002		2003

Patient service revenues	$530,687	79.6%	$775,683	82.7%
Premium revenues	135,635	20.4	161,950	17.3

Total revenues	666,322	100.0	937,633	100.0

Costs and Expenses:
Salaries and benefits	281,064	42.2	402,301	42.9
Supplies	83,518	12.5	137,749	14.7
Medical claims expense	97,400	14.6	118,823	12.7
Insurance	9,710	1.5	21,068	2.2
Other operating expenses	97,081	14.6	129,980	13.9
Provision for doubtful accounts	41,975	6.3	51,797	5.5
Depreciation and amortization	23,043	3.4	31,966	3.4
Interest, net	20,435	3.1	24,944	2.7
Debt extinguishment costs	6,627	1.0	–	0.0

Total costs and expenses	660,853	99.2	918,628	98.0

Income before income taxes	5,469	0.8	19,005	2.0
Income tax expense	642	0.1	7,400	0.8

Net income	4,827	0.7	11,605	1.2
Preferred dividends	(1,319)	(0.2)	(1,893)	(0.2

Net income attributable to common stockholders	$3,508	0.5%	$9,712	1.0%

EBITDA (a)	$55,412		$75,014

(a)  EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation, amortization, minority interests, gain or loss on the sale of assets, equity method income or loss and debt extinguishment costs.
      EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of EBITDA to Income before Income Taxes
(In thousands)

	Three months ended March 31,		Nine months ended March 31,
	2002	2003	2002	2003

EBITDA	$22,976	$32,901	$55,412	$75,014
Depreciation and amortization	(8,672)	(12,905)	(23,043)	(31,966)
Interest, net	(7,194)	(10,351)	(20,435)	(24,944)
Minority interests	(123)	139	(532)	(291)
Equity method income (loss)	95	936	397	1,119
Gain (loss) on sale of assets	(37)	(127)	297	73
Debt extinguishment costs	–	–	(6,627)	–

Income before income taxes	$7,045	$10,593	$5,469	$19,005

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2002	(Unaudited) March 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$55,408	$25,298
Accounts receivable, net of allowance for uncollectible accounts of approximately $23,173 and $46,447, at June 30, 2002 and March 31, 2003, respectively	169,363	216,185
Supplies	15,481	28,863
Prepaid expenses and other current assets	30,392	16,228

Total current assets	270,644	286,574

Property, plant and equipment, net	454,837	724,982
Goodwill	79,078	94,202
Intangible assets, net	38,304	39,397
Other assets	9,081	27,178

Total assets	$851,944	$1,172,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,676	$76,791
Accrued health claims	22,345	27,858
Other accrued expenses and current liabilities	106,960	102,102
Current maturities of long-term debt	3,762	6,620

Total current liabilities	182,743	213,371
Other liabilities	22,461	57,292
Long-term debt, less current maturities	311,018	474,940

Payable-In-Kind Preferred Stock	24,106	55,999

Stockholders’ equity:
Common Stock	2	2
Additional paid-in capital	305,369	353,477
Accumulated other comprehensive loss	–	(597)
Retained earnings	6,245	17,849

Total liabilities and stockholders’ equity	$851,944	$1,172,333

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine months ended March 31,

	2002	2003

Operating activities:
Net income	$4,827	$11,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,043	31,966
Provision for doubtful accounts	41,975	51,797
Amortization of loans costs	1,018	1,142
Debt extinguishment costs	6,627	–
(Gain) loss on sale of assets	(297)	(73)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(49,307)	(48,577)
Establishment of accounts receivable of recent acquisitions	(1,522)	–
Supplies	(474)	(1,248)
Prepaid expenses and other current assets	(1,491)	16,149
Accounts payable	(3,781)	929
Accrued expenses and other current liabilities	59	(25,080)
Other liabilities	4,372	28,935

Net cash provided by operating activities	25,049	$67,545

Investing activities:
Acquisitions including working capital settlement payments:	$(59,106)	$(297,019)
Capital expenditures	(20,483)	(50,140)
Proceeds from asset dispositions	–	1,594
Other	(541)	497

Net cash used in investing activities	(80,130)	(345,068)

Financing activities:
Proceeds from long-term debt	300,000	167,642
Payments of long-term debt and capital leases	(153,026)	(3,435)
Payments of loan costs	(14,641)	(2,255)
Proceeds from termination of swap agreement	–	5,460
Exercise of stock options	20	–
Proceeds from issuance of Common stock and PIK Preferred stock	–	80,001

Net cash provided by financing activities	132,353	247,413

Net increase (decrease) in cash and cash equivalents	77,272	(30,110)
Cash and cash equivalents, beginning of period	12,079	55,408

Cash and cash equivalents, end of period	$89,351	$25,298

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Three months ended March 31,
	2002	2003	% Change

Actual:
Number of hospitals at end of period	9	15
Licensed beds at end of period	1,838	3,666
Discharges	19,735	35,751	81.2%
Adjusted discharges-hospitals	28,504	50,980	78.9%
Average length of stay	4.18	4.33	3.6%
Patient days	82,550	154,857	87.6%
Adjusted patient days-hospitals	120,121	219,734	82.9%
Patient revenue per adjusted discharge-hospitals	$6,208	$6,493	4.6%
Gross inpatient revenue per discharge	$18,624	$18,875	1.3%
Outpatient surgeries	9,241	14,542	57.4%
Emergency room visits	81,765	118,738	45.2%

Gross revenue payer mix:
Medicare	27.5%	33.0%
Medicaid	8.9%	9.3%
Managed care	59.4%	52.1%
Commercial	3.8%	2.0%
Self pay	0.5%	3.6%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	9	9
Total revenues (in millions)	$235.9	$258.6	9.6%
Patient service revenues (in millions)	$186.8	$204.6	9.5%
Discharges	19,735	20,162	2.2%
Adjusted discharges-hospitals	28,504	29,913	4.9%
Average length of stay	4.18	4.02	(3.8)%
Patient days	82,550	81,111	(1.7)%
Adjusted patient days-hospitals	120,121	120,906	0.7%
Patient revenue per adjusted discharge-hospitals	$6,208	$6,419	3.4%
Gross inpatient revenue per discharge	$18,769	$20,732	10.5%
Outpatient surgeries	9,241	9,745	5.5%
Emergency room visits	81,765	75,473	(7.7)%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Nine months ended March 31,
	2002	2003	% Change

Actual:
Number of hospitals at end of period	9	15
Licensed beds at end of period	1,838	3,666
Discharges	55,362	78,932	42.6%
Adjusted discharges-hospitals	80,966	115,360	42.5%
Average length of stay	4.06	4.14	1.9%
Patient days	224,845	326,515	45.2%
Adjusted patient days-hospitals	331,717	477,200	43.9%
Patient revenue per adjusted discharge-hospitals	$6,021	$6,376	5.9%
Gross inpatient revenue per discharge	$17,913	$19,141	6.9%
Outpatient surgeries	27,327	34,581	26.5%
Emergency room visits	221,355	275,922	24.7%

Gross revenue payer mix:
Medicare	25.0%	29.9%
Medicaid	6.5%	8.8%
Managed care	60.3%	54.8%
Commercial	3.7%	2.4%
Self pay	4.4%	4.1%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	8	8
Total revenues (in millions)	$634.6	$684.9	7.9%
Patient service revenues (in millions)	$499.0	$522.9	4.8%
Discharges	51,533	52,649	2.2%
Adjusted discharges-hospitals	74,891	77,488	3.5%
Average length of stay	4.08	3.98	(2.5)%
Patient days	210,370	209,300	(0.5)%
Adjusted patient days-hospitals	308,752	310,881	0.7%
Patient revenue per adjusted discharge-hospitals	$6,088	$6,305	3.6%
Gross inpatient revenue per discharge	$18,179	$20,118	10.7%
Outpatient surgeries	25,189	25,255	0.3%
Emergency room visits	207,528	199,084	(4.1)%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131